UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       June 26, 2007 (June 25, 2007)
CLARCOR INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
840 Crescent Centre Drive, Suite 600, Franklin, TN    37067
(Address of principal executive offices)            (Zip Code)
Registrant’s telephone number, including area code      615-771-3100

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
          7.01 The Company was informed on June 25, 2007 that a typographical error appeared on Page 23 of its quarterly report on Form 10-Q filed on June 22, 2007 (for the quarter ended June 2, 2007). The last sentence of the third paragraph appearing under the subheadings “OTHER MATTERS” and “Outlook” contained in Management’s Discussion and Analysis should read as follows:
“Operating margins for the remainder of the year are expected to be slightly lower than that of the latter half of 2006.” (Emphasis added.)
The word “margins” replaces the erroneous word “profits”, which appeared in the original.
Item 8.01 Other Events
          8.01 On June 26, 2007, the Company issued a press release stating that (i) the Company’s Board of Directors has declared a regular quarterly dividend of $0.0725 per share, payable on July 27, 2007 to shareholders of record on July 13, 2007; and (ii) the Company’s Board of Directors has authorized the Company to spend up to $250,000,000 over the next three years to repurchase its own shares. This authorization, which the Company may exercise at its discretion, replaces the Company’s former $150,000,000 share repurchase authorization which expired on June 17, 2007.
Item 9.01 Financial Statements and Exhibits
          Exhibit 99.1 — Press Release dated June 26, 2007.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.
By	/s/ Richard M. Wolfson
Richard M. Wolfson,
Vice President, General Counsel and Secretary

Date: June 26, 2007